Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GOTTSCHALKS Inc. Retirement Savings Plan
Fresno, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-00061) of our report dated June 25, 2008, relating to the financial statements and supplemental schedules of GOTTSCHALKS Inc. Retirement Savings Plan appearing on this Form 11-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

San Francisco, California

June 25, 2008